Exhibit 99.1

Chittenden Corporation	Merrill Merchants Bancshares, Inc.
2 Burlington Square	201 Main Street
P.O. Box 820	Bangor, Maine 04401
Burlington, Vermont 05402-0820
Edwin N. Clift
Kirk W. Walters	Deborah Jordan
(802) 660-1561	(207) 942-4800

For Immediate Release

May 9, 2007	35/07

MERRILL MERCHANTS BANCSHARES, INC. SHAREHOLDERS APPROVE MERGER WITH

CHITTENDEN CORPORATION

BURLINGTON VT, May 9, 2007 – Chittenden Corporation (NYSE: CHZ) and Merrill Merchants Bancshares, Inc. (NASDAQ: MERB) announced today that the shareholders of Merrill Merchants voted to adopt the Agreement and Plan of Merger between Chittenden and Merrill Merchants at Merrill Merchants’ special meeting of shareholders on May 8, 2007. The number of shares of Merrill Merchants common stock voting to adopt the merger agreement represented approximately 77 percent of the total number of shares outstanding and entitled to vote. The proposed merger is expected to close on May 31, 2007, pending the satisfaction or waiver of all of the conditions set forth in the merger agreement, including the receipt of all required regulatory approvals.

Forward-Looking Statements

This press release contains statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are intended to be covered by the safe harbor provisions for forward- looking statements contained in the Private Securities Litigation Reform Act of 1995, and this statement is included for purposes of complying with these safe harbor provisions. These forward-looking statements are based on current plans and expectations, which are subject to a number of risk factors and uncertainties that could cause future results to differ materially from historical performance or future expectations. These differences may be the result of various factors, including, among others: (1) failure of the parties to satisfy the closing conditions in the merger agreement in a timely manner or at all; (2) failure to obtain governmental approvals of the merger, or imposition of adverse regulatory conditions in connection with such approvals; (3) disruptions to the parties’ businesses as a result of the announcement and pendency of the merger; (4) costs or difficulties related to the integration of the businesses following the merger; (5) changes in general, national or regional economic conditions; (6) changes in loan default and charge-off rates; (7) reductions in deposit levels necessitating increased borrowings to fund loans and investments; (8) changes in interest rates; (9) changes in levels of income and expense in noninterest income and expense related activities; and (10) competition.

For further information on these risk factors and uncertainties, please see Chittenden’s filings with the Securities and Exchange Commission, including Chittenden’s Annual Report on Form 10-K for the year ended December 31, 2006. Chittenden and Merrill Merchants undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or other changes.

Additional Information About this Transaction

In connection with the proposed merger of Merrill Merchants with and into Chittenden, Chittenden has filed a registration statement on Form S-4 with the Securities and Exchange Commission containing a proxy statement/prospectus dated March 27, 2007, which has been mailed to Merrill Merchants shareholders. Investors are urged to read these materials, and any other documents filed by Chittenden or Merrill Merchants with the SEC, because they contain or will contain important information about Chittenden, Merrill Merchants and the merger. The proxy statement/prospectus and other relevant materials, and any other documents filed by Chittenden or Merrill Merchants with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors may obtain free copies of these documents by directing a written request to Chittenden Corporation, 2 Burlington Square, Burlington, Vermont 05402-0820, Attention: General Counsel.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities.

Chittenden is a bank holding company headquartered in Burlington, Vermont. Through its subsidiary banks1, the Company offers a broad range of financial products and services to customers throughout Northern New England, Massachusetts and Connecticut, including deposit accounts and services; commercial and consumer loans; insurance; and investment and trust services to businesses, individuals, and the public sector. Chittenden Corporation’s news releases, including earnings announcements, are available on the Company’s website.

[1]

Chittenden’s subsidiaries are Chittenden Trust Company, The Bank of Western Massachusetts, Flagship Bank and Trust Company, Maine Bank & Trust Company, and Ocean National Bank. Chittenden Trust Company also operates under the names Chittenden Bank, Chittenden Services Group, Chittenden Mortgage Services, and it owns Chittenden Insurance Group, LLC, Chittenden Securities, LLC and Chittenden Commercial Finance.